                                                                    EXHIBIT 10.4












                               LAI WORLDWIDE, INC.
                        1997 EMPLOYEE STOCK PURCHASE PLAN

                    AMENDED EFFECTIVE AS OF DECEMBER 31, 1998

                               LAI WORLDWIDE, INC.

                        1997 EMPLOYEE STOCK PURCHASE PLAN

                    AMENDED EFFECTIVE AS OF DECEMBER 31, 1998


                                    ARTICLE 1

                                     PURPOSE

         The purpose of the LAI Worldwide, Inc. 1997 Employee Stock Purchase Plan (the "Plan") is to provide employees of LAI Worldwide, Inc. (the "Company") and its subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of authorized but unissued shares of common stock of the Company or issued shares of such common stock acquired by the Company or its subsidiaries on the open market or otherwise. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.


                                    ARTICLE 2

                                   DEFINITIONS

         The following words and terms as used herein shall have that meaning set forth therefor in this Article 2 unless a different meaning is clearly required by the context. Whenever appropriate, words used in the singular shall be deemed to include the plural and vice versa, and the masculine gender shall be deemed to include the feminine gender.

         2.1 "ACCOUNT" shall mean the payroll deduction account maintained for an electing Eligible Employee as provided in Article 7.

         2.2 "BOARD" or "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

         2.3 "CODE" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute. References to a specified section of the Code shall include a reference to any successor provision.

         2.4      "COMMITTEE" is defined in Section 3.1.

         2.5      "COMMON STOCK" shall mean the common stock of the Company.

         2.6      "COMPANY" shall mean LAI Worldwide, Inc. and its successors.

         2.7 "COMPENSATION" shall mean an Eligible Employee's regular salary and wages, overtime pay, bonuses and commissions (in all cases, before any reduction for elective contributions to any Code Section 401(k) or Code
Section 125 Plan), but does not include credits or benefits under the Plan, or any amount contributed by the Company to any pension, profit sharing or employee stock ownership plan, or any employee welfare, life insurance or health insurance plan or arrangement, or any deferred compensation plan or arrangement.

         2.8 "ELIGIBLE EMPLOYEE" shall mean any individual employed by the Company or any Subsidiary who meets the eligibility requirements of Article 4.

         2.9 "FAIR MARKET VALUE" of the shares of Common Stock shall mean the closing price, on the date in question (or, if no shares are traded on such day, on the next preceding day on which shares were traded), of the Common Stock on the principal securities exchange in the United States on which such stock is listed, or if such stock is not listed on a securities exchange in the United States, the closing price on such day in the over-the-counter market as reported by the National Association of Security Dealers Automated Quotation System (NASDAQ), or NASDAQ's successor, or if not reported on NASDAQ, the fair market value of such stock as determined by the Committee in good faith and based on all relevant factors.

         2.10     "OFFERING PERIOD" is defined in Section 5.1.

         2.11     "PURCHASE DOCUMENTS" is defined in Section 6.1.

         2.12     "PURCHASE PRICE" is defined in Section 5.2.

         2.13 "PLAN" shall mean the LAI Worldwide, Inc. 1997 Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

         2.14 "SUBSIDIARY" shall mean any corporation that at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 424(f) of the Code.


                                    ARTICLE 3

                                 ADMINISTRATION

         3.1 COMMITTEE. This Plan shall be administered by a committee appointed by the Board of Directors (the "Committee"). The Committee shall consist of not less than two (2) nor more than five (5) persons, each of whom shall be a member of the Board, and none of whom shall be eligible to participate under the Plan. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors.

         3.2 ORGANIZATION. The Committee shall select one of its members as chairman, and shall hold meetings at such time and places as it may determine. The acts of a majority of the Committee

                                       2.

at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee.

         3.3 POWER AND AUTHORITY. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion: (a) to determine the employees of the Company and its Subsidiaries who are eligible to participate in the Plan; (b) to determine the purchase price of the shares of Common Stock being offered; and (c) to interpret the Plan, and to prescribe, amend and rescind rules and regulations with respect thereto. The interpretation and construction by the Committee of any provision of the Plan over which it has discretionary authority shall be final and conclusive. All actions and policies of the Committee shall be consistent with the qualification of the Plan at all times as an employee stock purchase plan under Section 423 of the Code.

         3.4 INDEMNIFICATION. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the person shall give the Company an opportunity, at its own expense, to handle and defend the same before the person undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.


                                    ARTICLE 4

                        EMPLOYEES ELIGIBLE TO PARTICIPATE

         4.1 GENERAL RULE. Any person, including any officer but not a person who is solely a director, who is in the employment of the Company or any Subsidiary on the first day of an Offering Period is eligible to participate in the Plan with respect to that Offering Period, except: (a) a person who has been employed less than one year; (b) a person whose customary employment is 20 hours or less per week; and (c) a person whose customary employment is for not more than five months in any calendar year. The Committee shall have the sole power to determine who is and who is not an Eligible Employee.

         4.2 SPECIAL RULES. Notwithstanding any provision of the Plan to the contrary, no employee shall be eligible to subscribe for any shares of Common Stock under the Plan if:

                  4.2.1 immediately after the subscription, the employee would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary (as determined in accordance with the provisions of Section 423(b)(3) of the Code);

                                       3.

                  4.2.2 the subscription would permit the employee's rights to purchase shares under all stock purchase plans of the Company and its parent and subsidiary corporations to accrue at a rate that exceeds $25,000 of fair market value of such shares (determined at the time such right to subscribe accrues) for each calendar year in which such right to subscribe is outstanding at any time;

                  4.2.3    the subscription is otherwise prohibited by law; or

                  4.2.4 except with respect to the first Offering Period, the employee's employment is terminated for any reason prior to the time revocation or cancellation of participation in an offering is prohibited under Section 6.2, and with respect to the first Offering Period, his or her employment is terminated for any reason prior to the time he elects to participate in such offering by satisfying the conditions of Section 6.1.


                                    ARTICLE 5

                                     OFFERS

         5.1 OFFERING PERIODS. There shall be twenty-one (21) offering periods under the Plan: the first offering period shall commence on the closing of the initial public offering for the Common Stock and shall conclude 45 days after such closing; thereafter, separate offering periods shall commence on the fifteenth day of January and July and conclude on the fourteenth day of February and August, respectively, in each of the years 1998 to 2007, inclusive (each an "Offering Period"). Except for the maximum number of shares of Common Stock to be offered under the Plan, except for a lack of available shares of Common Stock, and except for the limitation on the number of shares of Common Stock for which each Eligible Employee may subscribe, there shall be no limit on the aggregate number of shares of Common Stock for which subscriptions may be made with respect to any particular Offering Period. The right of an Eligible Employee to subscribe for shares of Common Stock in an Offering Period shall not be deemed to accrue until the first day of that Offering Period.

         5.2 PRICE. The purchase price per share of Common Stock for an Offering Period shall be 85% of the Fair Market Value of the Common Stock immediately prior to the beginning of the Offering Period (the "Purchase Price"); provided, however, that with respect to the first Offering Period, the Purchase Price per share shall be 85% of the lesser of (a) the Fair Market Value of the Common Stock immediately prior to the beginning of the Offering Period or
(b) the Fair Market Value of the Common Stock immediately prior to the last day of the Offering Period.

         5.3      NUMBER OF SHARES TO BE OFFERED.

                  5.3.1 The maximum number of shares of Common Stock that may be offered under the Plan is 200,000, subject to adjustment as provided in
Section 8.1.

                  5.3.2 During each Offering Period, an Eligible Employee shall be entitled to subscribe for a total number of shares of Common Stock not to exceed the number determined by dividing 3% of the Eligible Employee's Compensation for the preceding calendar year by the Purchase Price. For example, if the Purchase Price of the shares is $10, an Eligible Employee who

                                       4.

receives Compensation of $30,000 for the preceding calendar year would be able to subscribe for a maximum of 90 shares ($30,000 x 3% = $900/$10 = 90). For those Eligible Employees who are entitled to purchase at least ten (10) shares during an Offering Period, no subscriptions shall be made for fewer than ten
(10) shares.

                  5.3.3 Subscriptions shall be allowed for full shares only. Any rights to subscribe for fractional shares shall be void; and any computation relating to fractional shares shall be rounded down to the next lowest whole number of shares.

                  5.3.4 If with respect to an Offering Period the available shares are oversubscribed, the aggregate of the subscriptions allowable under
Section 5.3.2 shall be reduced to such lower figure as may be necessary to eliminate the oversubscription. Such reduction shall be effected on a proportionate basis as equitably as possible; but in no event shall such reduction result in a subscription for fractional shares. In the event of an oversubscription and cutback as provided in this Section 5.3.4, the Company will refund to the participating Eligible Employees any excess payment for subscribed Shares as soon as practicable after the end of the Offering Period.


                                    ARTICLE 6

                            PARTICIPATION AND PAYMENT

         6.1 ELECTION TO PARTICIPATE. An Eligible Employee may become a participant in an offering: (a) by completing a subscription agreement, indicating the number of shares of Common Stock to be purchased, and such other documents as the Company may require (the "Purchase Documents"); and (b) by tendering the Purchase Documents and cash or a check (payable in U.S. funds) for the full subscription price (less the amount to be withdrawn from such Eligible Employee's Account pursuant to Section 7.3) to the Secretary of the Company (or such other person as may be designated by the Committee) at any time during the offering. With respect to the first Offering Period, the Eligible Employee shall tender an amount equal to the purchase price based on the Fair Market Value of the Common Stock immediately prior to the beginning of the Offering Period. If the final purchase price is less, the Company shall refund the excess amount to the Eligible Employee as soon as practicable after the close of the Offering Period. Purchase Documents and cash or check received by the Secretary of the Company (or other designated person) before or after the offering shall be void and shall be given no effect with respect to the offering; and the Secretary shall return such documents and cash or check to the involved employee as soon as practicable after receipt.

         6.2 NO REVOCATION OF ELECTION. No election to participate in an offering may be revoked or canceled by an Eligible Employee once the Purchase Documents and full payment have been tendered to the Company; provided, however, that with respect to the first Offering Period, an Eligible Employee may revoke his election to participate in the offering by providing written notice thereof to the Secretary of the Company (or other designated person) on or before the last day of such Offering Period. Such revocation may be with respect to all or less than all of the shares of Common Stock originally elected to be purchased. In the event of any such revocation, the Company shall refund to such Eligible Employee, as soon as practicable after such revocation, the amount previously tendered for the shares to which the revocation relates.

                                       5.

         6.3 NO INTEREST. No interest shall be payable on the purchase price of the shares of Common Stock subscribed for or on the funds returned to employees as a result of an oversubscription or an overpayment, pursuant to
Section 6.1 for early or late delivery, or pursuant to Section 6.2 after a revocation, or otherwise.

         6.4      DELIVERY OF CERTIFICATES REPRESENTING SHARES.

                  6.4.1 As soon as practicable after the completion of each offering, the Company shall deliver or cause to be delivered to each participating employee a certificate or certificates representing the shares of Common Stock purchased in the offering.

                  6.4.2 Certificates representing shares of Common Stock to be delivered to a participating employee under the Plan will be registered in the name of the participating employee, or if the participating employee so directs, by written notice to the Company prior to the termination date of the offering, and to the extent permitted by applicable law, in the names of the participating employee and one such other person as may be designated by the participating employee, as joint tenants with rights of survivorship.

         6.5 RIGHTS AS STOCKHOLDER. No participating employee shall have any right as a stockholder of the Company until after the completion of the offering in which the employee participated and the date on which the employee becomes a record owner of the shares purchased under the Plan (the "record ownership date"). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions, or other rights for which the record date is prior to the record ownership date.

         6.6 TERMINATION OF EMPLOYMENT. An employee whose employment is terminated for any reason shall have no right to participate in the Plan after termination. However, the termination shall not affect any election to participate in the Plan that is made prior to termination in accordance with the provisions of Section 6.1.

         6.7 RIGHTS NOT TRANSFERABLE. The right of an Eligible Employee to participate in the Plan shall not be transferable by the employee, and no right of an Eligible Employee under this Plan may be exercised after his death, by his Personal Representative or anyone else, or during his lifetime by any person other than the Eligible Employee.


                                    ARTICLE 7

                                PAYROLL DEDUCTION

         7.1 ELECTION OF PAYROLL DEDUCTION. As permitted in the discretion of the Committee from time to time, each Eligible Employee may elect (on such form as may be provided from time to time by the Company) to have a portion of the employee's Compensation deducted from each paycheck (or, if the Company so permits, from only the first paycheck in each month), which amounts shall not exceed in the aggregate such amount as determined by the Committee from time to time. An Eligible Employee may change the amount to be withheld from time to time in accordance with rules

                                       6.

established by the Committee, which rules may include, among other things, limitations on the number of times changes are permitted and when changes are permitted. A change shall be effective no earlier than the first full payroll period following receipt of the new form by the Committee. The Committee may, however, on a uniform and non-discriminatory basis delay the effective date of a change if it determines that such a delay is either necessary or appropriate for the proper administration of the Plan.

         7.2 MAINTENANCE OF ACCOUNTS. A separate Account shall be maintained for each Eligible Employee who has amounts withheld from the employee's Compensation under this Article 7. The maintenance of separate Accounts shall not require the segregation of any assets from any other assets held under this Article 7. The Accounts shall not bear interest. Each Account shall be adjusted from time to time to reflect the amounts withheld from the Compensation of the Eligible Employee to whom the Account relates, the amounts withdrawn by such Eligible Employee for purchases of shares of Common Stock under the Plan, and for other amounts withdrawn by such Eligible Employee from the Account.

         7.3 USE OF ACCOUNTS TO PURCHASE COMMON STOCK. At the time that an Eligible Employee elects to participate in an offering under Section 6.1, the Eligible Employee may elect to have a specified amount from his or her Account (up to the whole amount thereof) used to pay all or a portion of the Purchase Price for the shares of Common Stock purchased.

         7.4 OTHER USE OF ACCOUNTS. At any time that a person is no longer an employee (including by reason of death) or an Eligible Employee, the balance in such person's Account shall be paid to such person or his legal representative. In addition, the Committee may also permit the complete withdrawal of the amounts in an Account under such uniform and non-discriminatory conditions as it may impose from to time to time (including, without limitation, not permitting the Eligible Employee making such withdrawal from again electing payroll deductions for a specified period of time). Except as otherwise provided in Section 7.3 and this Section 7.4, an Eligible Employee shall not withdraw any amount from his Account, in whole or in part.


                                    ARTICLE 8

                                  MISCELLANEOUS

         8.1      STOCK ADJUSTMENTS.

                  8.1.1 In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or other division or consolidation of shares or the payment of a stock dividend (but only on Common Stock) or any other increase or decrease in the number of such shares effected without any receipt of consideration by the Company, then, in any such event, the number of shares of Common Stock that remain available under the Plan, and the number of shares of Common Stock and the purchase price per share of Common Stock then subject to subscription by Eligible Employees, shall be proportionately and appropriately adjusted for any such increase or decrease.


                                       7.

                  8.1.2 Subject to any required action by the stockholders, if any change occurs in the Common Stock by reason of any recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting Common Stock, then, in any such event, the number and type of shares then subject to subscription by Eligible Employees, and the purchase price thereof, shall be proportionately and appropriately adjusted for any such change.

                  8.1.3 In the event of a change in the Common Stock as presently constituted that is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any change shall be deemed to be Common Stock within the meaning of the Plan.

                  8.1.4 To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by, and in the discretion of, the Committee, whose determination in that respect shall be final, binding and conclusive.

                  8.1.5    Except as hereinabove expressly provided in this
Section 8.1, an Eligible Employee shall have no rights by reason of any division or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation, or spin-off of assets or stock of another corporation; and any issuance by the Company of shares of stock of any class, securities convertible into shares of stock of any class, or warrants or options for shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any subscription.

                  8.1.6 The existence of the Plan, and any subscription for shares of Common Stock hereunder, shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate, or to dissolve, to liquidate, to sell, or to transfer all or any part of its business or assets.

         8.2 LISTING AND REGISTRATION OF COMMON STOCK. If at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the Common Stock covered by the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Plan or the offering, issue or purchase of shares thereunder, the Plan shall not be effective as to later offerings unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Notwithstanding anything in the Plan to the contrary, if the provisions of this Section 8.2 become operative and if, as a result thereof, an offering is missed in whole or in part, then and in that event, the missed portion of the offering shall be passed and the term of the Plan shall not be affected. Notwithstanding the foregoing or any other provision in the Plan, the Company shall have no obligation under the Plan to cause any shares of Common Stock to be registered or qualified under any federal or state law or listed on any stock exchange or admitted to any national marketing system.

         8.3 TERM OF PLAN. The Plan, unless sooner terminated as provided in Section 8.4, shall commence upon the satisfaction of the conditions of
Section 8.9 and shall terminate on the conclusion of the last Offering Period on August 14, 2007.

                                       8.

         8.4 AMENDMENT OF THE PLAN; TERMINATION. The Board shall have the right to revise, amend or terminate the Plan at any time without notice, provided that no Eligible Employee's existing rights are adversely affected thereby without the consent of the Eligible Employee, and provided further that, without approval of the stockholders of the Company, no such revision or amendment shall: (a) increase the total number of shares of Common Stock to be offered; or (b) materially modify the requirements as to eligibility for participation in the Plan. The foregoing prohibitions of this Section 8.4 shall not be affected by adjustments in shares and purchase price made in accordance with the provisions of Section 8.1.

         8.5 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares of Common Stock pursuant to the Plan will be used for general corporate purposes.

         8.6 NO OBLIGATION TO PARTICIPATE. The offering of any shares of Common Stock under the Plan shall impose no obligation upon any Eligible Employee to subscribe to purchase any such shares.

         8.7 NO IMPLIED RIGHTS TO EMPLOYEES. The existence of the Plan, and the offering of shares of Common Stock under the Plan, shall in no way give any employee the right to continued employment, give any employee the right to receive any Common Stock or any additional Common Stock under the Plan, or otherwise provide any employee any rights not specifically set forth in the Plan.

         8.8 WITHHOLDING. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require a participating employee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax liability prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be made net of an amount sufficient to satisfy any federal, state or local withholding tax liability.

         8.9 CONDITIONS PRECEDENT TO EFFECTIVENESS. The Plan shall become effective upon the satisfaction of all the following conditions, with the effective date of the Plan being the date that the last such condition is satisfied:

                  8.9.1    the adoption of the Plan by the Board of Directors;

                  8.9.2 the approval of the Plan by the stockholders of the Company within twelve (12) months after its adoption by the Board; and

                  8.9.3 the closing of the initial public offering of the Common Stock.






                                       9.